UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 Date of Report

                                 August 25, 2005

                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

               0-29798                             23-1408659
               -------                             ----------
       (Commission File Number)       (I.R.S. employer identification number)


    2530 Riva Road, Suite 201
    Annapolis, Maryland                                   21401
    -----------------                                     -----
(Address of principal executive office)                (Zip code)


               Registrant's telephone number, including area code

                                 (410) 224-4415

                                       N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On August 25, 2005 CompuDyne Corporation ("CompuDyne") terminated Maurice Boukelif as Chief Operating Officer, President of Norment Security Group, Inc. and President of Norshield Corporation. Pursuant to the Severance Letter (the "Severance Letter"), dated August 25, 2005, Mr. Boukelif's termination will be effective on September 9, 2005.

Under the Severance Letter CompuDyne agreed to:

     o Allow Mr. Boukelif to remain covered by the terms of its "Retention Plan for Selected Employees" for three months beyond September 9, 2005.

     o Cancel Mr. Boukelif's 75,000 stock options granted at $10.46 per share (vested or unvested) and to issue to Mr. Boukelif 30,000 non-qualified options with an exercise price of $10.46 per share. These new options to vest on September 9, 2005 with an expiration date of one year.

     o Reimburse Mr. Boukelif for his costs under the Consolidated Omnibus Budget Reconciliation Act (COBRA) of extending his health insurance from the effective date of his termination until September 12, 2006.

     o Engage Mr. Boukelif as an Independent Contractor for a period of one year, commencing on September 12, 2005, at the rate of $4,800 per month, paid monthly in arrears.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

See Item 1.01


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable.

(b)  Not applicable.

(c)  The following exhibit is filed herewith:

 Exhibit 10.1           Severance Letter dated August 25, 2005



     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2005


                               COMPUDYNE CORPORATION



                               By: /s/ Geoffrey F. Feidelberg
                                   --------------------------
                                    Geoffrey F. Feidelberg
                               Its: Chief Financial Officer